Exhibit 99.7

Dear Valued Member: I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a Plan of Conversion and Reorganization (the “Plan”), Mutual Federal Bancorp, MHC will convert from the mutual holding company to the stock holding company structure. To accomplish the conversion,MFB Bancorp, Inc., a newly formed Delaware corporation that will become the new holding company for Mutual Federal Bank, is conducting an offering of its shares of common stock. Enclosed you will fi nd proxy materials, a Prospectus, and a Q&A pamphlet describing the conversion and stock offering, and the Plan. THE PROXY VOTE: Depositors, and certain borrowers, of Mutual Federal Bank, are members of Mutual Federal Bancorp, MHC. Although we have received conditional regulatory approval to implement the Plan, we cannot complete the conversion and stock offering without your approval. Not voting will have the same effect as voting against the Plan. Y ou may receive more than one mailing and proxy card, depending on the ownership structure of your accounts with us. Please vote all proxy cards received. • Please Vote Today. Easy internet and phone voting instructions are attached to your proxy card, or you may deliver your signed proxy card(s) in person to Mutual Federal Bank’s offi ce during normal offi ce hours. Alternately, sign, date, voteand return the card(s) in the postage-paid p roxy r eply e nvelope provided. • Our board of directors unanimously recommends that you vote “FOR ” the Plan . Please note: • The proceeds from the sale of stock by MFB Bancorp, Inc. will support our business strategy. • There will be no change to account numbers, interest rates or terms of your deposit accounts or loans with us. • Deposit accounts will not be converted to stock and will continue to be insured by the FDICup to the maximum legal limits, without interruption. • You will continue to enjoy the same services from the same staff, management and board of directors . • Voting does not obligate you to purchase shares of common stock in the stock offering. THE STOCK OFFERING: As an eligible depositor or borrower of Mutual Federal Bank, you have non-transferable rights, but no obligation, to purchase shares of common stock during the stock offering before any shares may be offered for sale to the general public. The common stock is being offered for sale at $10.00 per share, and there will be no sales commission charged to purchasers during the stock offering. The en-closed Prospectus describes the stock offering in more detail. Please read the Prospectus carefully before making an investment decision. If you are interested in ordering shares of MFB Bancorp, Inc. common stock, complete the enclosed s tock o rder f orm and return it with full payment before the offering deadline. You may return your stock order form and payment by (1) overnight delivery to the address indicated on the stock order form for this purpose; (2) in-person delivery to Mutual Federal Bank’s offi ce located at 2212 West Cermak Road, Chicago, Illinois; or (3) regular mail using the stock order reply envelope provided. Please consider in-person or overnight delivery where possible, as timeliness of US Postal Service delivery by mail is not guaranteed. Stock Order Forms and full pay-ment must be received (not postmarked) before 5:00 p.m., Central Time, on December 22, 2026. I invite you to consider this opportunity to share in our future as astockholder of MFB Bancorp, Inc.Thank you for your continued sup-port of Mutual Federal Bank. Sincerely, Stephen M. Oksas President and CEO MFB-M QUESTIONS? Call our Information Center at (312) 521-1600, from 9:00 a.m. to 5:00 p.m., Central Time, Monday through Friday, except bank holidays. This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Toppan Merrill - MFB Bancorp_ Inc. S-1 Marketing Materials ED | 105912 | 22-Oct-26 12:14 | 26-24212-1.ba LT | Sequence: 1 CHKSUM Content: 36792 Layout: 95807 Graphics: 33302 CLEAN JOB: 26-24212-1 CYCLE#;BL#: 9; 0 TRIM: 8.5" x 11.00" AS: New York: 212-620-5600 COLORS: ~note color, Black, PANTONE 201 C, PANTONE 7546 C GRAPHICS: MFB_PMS_Logo.eps, stephen_oksas_k_sig_id.eps

MFB-B Dear Member: I am writing to request your vote on a matter of importance to Mutual Federal Bank. Pursuant to a Plan of Conversion and Reorganization (the “Plan”), Mutual Federal Bancorp, MHC will convert from the mutual holding company to the stock holding company structure. To accomplish the conversion, MFB Bancorp, Inc., a newly formed Delaware corporation that will become the new holding company for Mutual Federal Bank, is conducting an offering of its shares of common stock. Enclosed you will fi nd a Prospectus, proxy materials, and a Questions and Answers pamphlet describing the conversion and stock offering, and the Plan. THE PROXY VOTE: Depositors, and certain borrowers, of Mutual Federal Bank are members of Mutual Federal Bancorp, MHC. Although we have received conditional regulatory approval to implement the Plan, we cannot complete the conversion and stock offering without your approval. Not voting will have the same effect as voting against the Plan. You may receive more than one mailing and proxy card, depending on the ownership structure of your accounts with us. Please vote all proxy cards received. • Please Vote Today. Easy internet and phone voting instructions are attached to your proxy card, or you may deliver your signed proxy card(s) in person to Mutual Federal Bank’s offi ce during normal offi ce hours. • Alternately, sign, date, voteand return the card(s) in the postage-paid proxy reply envelope provided. • Our board of directors unanimously recommends that you vote “FOR” the Plan . Please note: • The proceeds from the sale of stock by MFB Bancorp, Inc. will support our business strategy. • There will be no change to account numbers, interest rates or terms of your deposit accounts or loans with us. • Deposit accounts will not be converted to stock and will continue to be insured by the FDIC up to the maximum legal limits, without interruption. • You will continue to enjoy the same services from the same staff, management and board of directors. THE STOCK OFFERING: Unfortunately, MFB Bancorp, Inc. is unable to either offer or sell its common stock to you, because the small number of eligible sub-scribers in your state makes registration or qualifi cation of the common stock under the securities or other laws of your state impractical for reasons of cost or otherwise. Accordingly, this letter and the enclosures should not be considered an offer to sell or a solici-tation of an offer to buy the common stock of MFB Bancorp, Inc. Thank you for your continued support of Mutual Federal Bank. Sincerely, Stephen M. Oksas President and CEO This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. QUESTIONS? Call our Information Center at (312) 521-1600, from 9:00 a.m. to 5:00 p.m., Central Time, Monday through Friday, except bank holidays. Toppan Merrill - MFB Bancorp_ Inc. S-1 Marketing Materials ED | 105912 | 22-Oct-26 12:14 | 26-24212-1.bc LT | Sequence: 1 CHKSUM Content: 25111 Layout: 57329 Graphics: 40072 CLEAN JOB: 26-24212-1 CYCLE#;BL#: 9; 0 TRIM: 8.5" x 11.00" AS: New York: 212-620-5600 COLORS: ~note color, Black, PANTONE 201 C, PANTONE 7546 C GRAPHICS: MFB_PMS_Logo.eps, stephen_oksas_k_sig_id.eps

Dear Friend: I am pleased to tell you about an investment opportunity. Pursuant to a Plan of Conversion and Reorganization (the “Plan”), Mutual Federal Bancorp, MHC will convert from the mutual holding company to the stock holding company structure. To accomplish the conversion, MFB Bancorp, Inc., a newly formed Delaware corporation that will become the new holding company for Mutual Federal Bank, is conducting an offering of its shares of common stock. Enclosed you will fi nd a Prospectus and a Questions and Answers pamphlet describing the conversion and stock offering, and the Plan. THE STOCK OFFERING: Our records indicate that you were a depositor of Mutual Federal Bank as of the close of business on March 31, 2025, or September 30 , 2026 , whose account(s) was later closed. As such, you have non-transferable rights, but no obligation, to sub-scribe for shares of common stock during the stock offering before any shares may be offered for sale to the general public. The common stock is being offered for sale at $10.00 per share, and there will be no sales commission charged to purchasers during the stock offering. The enclosed Prospectus describes the stock offering in more detail. Please read the Prospectus carefully before making an investment decision. If you are interested in ordering shares of MFB Bancorp, Inc. common stock, complete the enclosed stock order form and return it with full payment before the offering deadline. You may return your stock order form and payment by (1) overnight delivery to the address indicated on the stock order form for this purpose; (2) in-person delivery to Mutual Federal Bank’s offi ce located at 2212 West Cermak Road, Chicago, Illinois; or (3) regular mail using the stock order reply envelope provided. Please consider in-person or overnight delivery where possible, as timeliness of US Postal Service delivery by mail is not guaranteed. Stock Order Forms and full payment must be received (not postmarked) before 5:00 p.m., Central Time, on December 22, 2026, or they will be rejected. I invite you to consider this opportunity to share in our future as astockholder of MFB Bancorp, Inc. Sincerely, Stephen M. Oksas President and CEO MFB-F QUESTIONS? Call our Information Center at (312) 521-1600, from 9:00 a.m. to 5:00 p.m., Central Time, Monday through Friday, except bank holidays. This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Toppan Merrill - MFB Bancorp_ Inc. S-1 Marketing Materials ED | 105912 | 22-Oct-26 12:14 | 26-24212-1.ca LT | Sequence: 1 CHKSUM Content: 90138 Layout: 80353 Graphics: 18995 CLEAN JOB: 26-24212-1 CYCLE#;BL#: 9; 0 TRIM: 8.5" x 11.00" AS: New York: 212-620-5600 COLORS: ~note color, Black, PANTONE 201 C, PANTONE 7546 C GRAPHICS: MFB_Bancorp_PMS_Logonew.eps, stephen_oksas_k_sig_id.eps

MFB-C Dear Potential Investor: I am pleased to tell you about an investment opportunity. Pursuant to a Plan of Conversion and Reorganization (the “Plan”), Mutual Federal Bancorp, MHC will convert from the mutual holding company to the stock holding company structure. To accomplish the conversion, MFB Bancorp, Inc., a newly formed Delaware corporation that will become the new holding company for Mutual Federal Bank, is conducting an offering of its shares of common stock. Enclosed you will fi nd a Prospectus and a Questions and Answers pamphlet describing the conversion and stock offering, and the Plan. Please read the enclosed Prospectus carefully before making an investment decision. If you are interested in ordering shares of MFB Bancorp, Inc. common stock, complete the enclosed stock order form and return it with full payment before the offering deadline. You may return your stock order form and payment by (1) overnight delivery to the address indicated on the stock order form for this purpose; (2) in-person delivery to Mutual Federal Bank’s offi ce located at 2212 West Cermak Road, Chicago, Illinois; or (3) regular mail using the stock order reply envelope provided. Please consider in-person or overnight delivery where possible, as timeliness of US Postal Service delivery by mail is not guaranteed. Stock Order Forms and full payment must be received (not postmarked) before 5:00 p.m., Central Time, on December 22, 2026, or they will be rejected. I invite you to consider this opportunity to share in our future as a MFB Bancorp, Inc. stockholder. Sincerely, Stephen M. Oksas President and CEO QUESTIONS? Call our Information Center at (312) 521-1600, from 9:00 a.m. to 5:00 p.m., Central Time, Monday through Friday, except bank holidays. This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. Toppan Merrill - MFB Bancorp_ Inc. S-1 Marketing Materials ED | 105912 | 22-Oct-26 12:14 | 26-24212-1.cb LT | Sequence: 1 CHKSUM Content: 63649 Layout: 64952 Graphics: 89379 CLEAN JOB: 26-24212-1 CYCLE#;BL#: 9; 0 TRIM: 8.5" x 11.00" AS: New York: 212-620-5600 COLORS: ~note color, Black, PANTONE 201 C, PANTONE 7546 C GRAPHICS: MFB_Bancorp_PMS_Logonew.eps, stephen_oksas_k_sig_id.eps

MFB-BD Dear Prospective Investor: Performance Trust Capital Partners, LLC has been retained by Mutual Federal Bank and its proposed holding company, MFB Bancorp, Inc., as marketing agent in connection with the stock offering by MFB Bancorp, Inc. At the request of MFB Bancorp, Inc., we are enclosing a prospectus and stock order form regarding the offering of shares of MFB Bancorp, Inc. common stock for sale. We encourage you to read the enclosed prospectus carefully before making an investment decision. If you have questions after reading the prospectus, please call the Stock Information Center at (312) 521-1600, from 9:00 a.m. to 5:00 p.m., Central Time, Monday through Friday (excluding bank holidays), to speak with a Performance Trust representative. We have been asked to forward these documents to you in view of certain requirements of the securities laws of your state. This is not a recommendation or solicitation for any action by you with regard to the enclosed material. Sincerely, This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Performance Trust Capital Partners is a member of FINRA and SIPC. Toppan Merrill - MFB Bancorp_ Inc. S-1 Marketing Materials ED | 105912 | 22-Oct-26 12:14 | 26-24212-1.cc LT | Sequence: 1 CHKSUM Content: 8667 Layout: 46490 Graphics: 84521 CLEAN JOB: 26-24212-1 CYCLE#;BL#: 9; 0 TRIM: 8.5" x 11.00" AS: New York: 212-620-5600 COLORS: ~note color, Black, PANTONE 3405 C, PANTONE 655 C GRAPHICS: perfor_trust_cap_pms_logo.eps, perfor_trust_cap_pms_logo.eps

S FOLD AND DETACH THE PROXY CARD HERE S FOR AGAINST MFB-PC PROXY CARD SUMMARY MEETING LOGISTICS DATE & TIME PLACE RECORD DATE December 30, 2026 1:00 p.m., Central Time. The Special Meeting of Members will be held at Mutual Federal Bank’s offi ce, located at 2212 West Cermak Road, Chicago, Illinois. All Mutual Federal Bancorp, MHC members as of October 31, 2026 are being asked to vote. Your vote is very important. We cannot complete the conversion and stock offering without your approval. Please vote this Proxy Card as soon as possible, whether or not you plan to attend the Special Meeting of Members. You can find voting instructions below. The Board of Directors unanimously recommends a vote “FOR” approval of the plan of conversion and reorganization. Not voting is the equivalent of voting “Against” the Plan. Please vote all cards that you receive. Voting does not require you to purchase shares of MFB Bancorp, Inc. common stock in the stock offering. BY PHONE BY MAIL (844) 254-8899 Use the telephone to vote your proxy. Have your Proxy Card in hand when you access the telephone voting line. You will be prompted to enter your 12-digit control number, located in the shaded box above. Each Proxy Card has a unique control number. Mark, sign and date your Proxy Card and return it in the postage-paid Proxy Reply Envelope provided. (Phone, internet or in-person voting preferred when possible.) BY INTERNET IN PERSON mfb.laurelhill.com Use the Internet to vote your proxy. Have your Proxy Card in hand when you access the website. You will be prompted to enter online your 12-digit control number, located in the shaded box above. Each Proxy Card has a unique control number. You can deliver your signed proxy cards to Mutual Federal Bank’s offi ceduring normal bank hours. You can also vote in-person at the Special Meeting of Members. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION AND REORGANIZATION. PLEASE VOTE ALL PROXY CARDS RECEIVED. Signature: ____________________________________________________________ Date: ___________________, 2026 NOTE: Only one signature is required in the case of a joint account. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer. This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” the Plan if signed and dated. If any other business is presented at the Special Meeting of Members or any adjournment thereof, including whether or not to adjourn the Meeting, this proxy will be voted by the board of directors in its best judgment. At the present time, the board of directors knows of no other business to be presented at the Special Meeting. The undersigned acknowledges receipt from Mutual Federal Bancorp, MHC, before the execution of this proxy, of both Notice of the Special Meeting of Members and a Proxy Statement for the Special Meeting. ✔ 1. The approval of a Plan of Conversion and Reorganization (the “Plan”) whereby Mutual Federal Bancorp, MHC will convert from the mutual holding company to the stock holding company structure,as described in more detail in the accompanying proxy statement. Please vote by marking one of the boxes as shown. CONTROL NUMBER REVOCABLE PROXY Toppan Merrill - MFB Bancorp_ Inc. S-1 Marketing Materials ED | 105912 | 22-Oct-26 12:15 | 26-24212-1.dc PS | Sequence: 1 CHKSUM Content: 98537 Layout: 72087 Graphics: 55920 CLEAN JOB: 26-24212-1 CYCLE#;BL#: 9; 0 TRIM: 8.5" x 11.00" AS: New York: 212-620-5600 COLORS: ~note color, Black, PANTONE 201 C GRAPHICS: Tickmarkbox_k_icon.eps, Datetime_k_icon.eps, Place_k_icon.eps, Recorddate_k_icon.eps, Phone_k_icon.eps, Mail_k_icon.eps, Internet_k_icon.eps, Place_k_icon.eps

S FOLD AND DETACH THE PROXY CARD HERE S MFB-PC REVOCABLE PROXY MUTUAL FEDERAL BANCORP, MHC SPECIAL MEETING OF MEMBERS TO BE HELD ON DECEMBER 30, 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MUTUAL FEDERAL BANCORP, MHC FOR USE AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON DECEMBER 30, 2026, AND AT ANY ADJOURNMENTS OR POSTPONEMENTS OF THE SPECIAL MEETING, FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION. The above-signedmember of Mutual Federal Bancorp, MHC hereby appoints the full Board of Directors of Mutual Federal Bancorp, MHC, with full powers of substitution, to act as attorneys and proxy for and in the name of the above-signed,to cast all votes to which the above-signed is entitled to cast at the Special Meeting of Members (the “Special Meeting”) to be held at 2212 West Cermak Road, Chicago, Illinois, at 1:00 p.m., Central Time, on December 30, 2026, and at any and all adjournments thereof, as indicated on the reverse side hereof. Any member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Mutual Federal Bancorp, MHC a written revocation of the proxy, by giving a duly executed proxy bearing a later date, by voting via the Internet or telephone at a later date, or by voting in person at the Meeting. (CONTINUED ON REVERSE SIDE) Voting Matters and Board Recommendations The Board of Directors unanimously recommends that you vote as follows: Voting Matters Unanimous Board Recommendation 1. The approval of a Plan of Conversion and Reorganization whereby Mutual Federal Bancorp, MHC will convert from the mutual holding company to the stock holding company structure,as described in more detail in the accompanying proxy statement. FOR NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION AND REORGANIZATION. PLEASE VOTE ALL PROXY CARDS RECEIVED. Toppan Merrill - MFB Bancorp_ Inc. S-1 Marketing Materials ED | 105912 | 22-Oct-26 12:15 | 26-24212-1.dc PS | Sequence: 2 CHKSUM Content: 17394 Layout: 99961 Graphics: 23292 CLEAN JOB: 26-24212-1 CYCLE#;BL#: 9; 0 TRIM: 8.5" x 11.00" AS: New York: 212-620-5600 COLORS: ~note color, Black, Cyan, PANTONE 201 C, Yellow GRAPHICS: Tickmark_4c_icon.eps

FOR AGAINST MFB-BRANCH S FOLD AND DETACH THE PROXY CARD HERE S Signature: ____________________________________________________________ Date: ___________________, 2026 NOTE: Only one signature is required in the case of a joint account. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer. This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” the Plan if signed and dated. If any other business is presented at the Special Meeting of Members or any adjournment thereof, including whether or not to adjourn the Special Meeting, this proxy will be voted by the board of directors in its best judgment. At the present time, the board of directors knows of no other business to be presented at the Special Meeting. The undersigned acknowledges receipt from Mutual Federal Bancorp, Inc., before the execution of this proxy, of both Notice of the Special Meeting of Members and a Proxy Statement for the Special Meeting. NAME NAME/ADDRESS ADDRESS CITY STATE ZIP 1. The approval of a Plan of Conversion and Reorganization (the “Plan”) whereby Mutual Federal Bancorp, MHC will convert from the mutual holding company to the stock holding company structure, as described in more detail in the accompanying proxy statement. ✔ Please vote by marking one of the boxes as shown. REVOCABLE PROXY Toppan Merrill - MFB Bancorp_ Inc. S-1 Marketing Materials ED | 105912 | 22-Oct-26 12:15 | 26-24212-1.de PC | Sequence: 1 CHKSUM Content: 66739 Layout: 64618 Graphics: 0 CLEAN JOB: 26-24212-1 CYCLE#;BL#: 9; 0 TRIM: 8.5" x 11.00" AS: New York: 212-620-5600 COLORS: ~note color, Black GRAPHICS: none

MFB -BRANCH S FOLD AND DETACH THE PROXY CARD HERE S REVOCABLE PROXY MUTUAL FEDERAL BANCORP, MHC SPECIAL MEETING OF MEMBERS TO BE HELD ON DECEMBER 30, 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MUTUAL FEDERAL BANCORP, MHC FOR USE AT THE SPECIAL MEETING OF MEMBERS TO BE HELD ON DECEMBER 30, 2026, AND AT ANY ADJOURNMENTS OR POSTPONEMENTS OF THE SPECIAL MEETING, FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PLAN OF CONVERSION REORGANIZATION. The above-signed member of Mutual Federal Bancorp, MHC hereby appoints the full Board of Directors, with full powers of substitution, to act as attorneys and proxy for and in the name of the above-signed, to cast all votes to which the above-signed is entitled to cast at the Special Meeting of Members (the “Special Meeting”) to be held at 2212 West Cermak Road, Chicago, Illinois, at 1:00 p.m., Central Time, on December 30, 2026, and at any and all adjournments thereof, as indicated on the reverse side hereof. Any member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Mutual Federal Bancorp, MHCa written revocation of the proxy, by giving a duly executed proxy bearing a later date, by voting via the Internet or telephone at a later date, or by voting in person at the Meeting. (CONTINUED ON REVERSE SIDE) Toppan Merrill - MFB Bancorp_ Inc. S-1 Marketing Materials ED | 105912 | 22-Oct-26 12:15 | 26-24212-1.ga PC | Sequence: 1 CHKSUM Content: 4827 Layout: 4893 Graphics: 0 CLEAN JOB: 26-24212-1 CYCLE#;BL#: 9; 0 TRIM: 8.5" x 11.00" AS: New York: 212-620-5600 COLORS: ~note color, Black GRAPHICS: none

MFB-QA Questions & Answers about our conversion and stock offering Toppan Merrill - MFB Bancorp_ Inc. S-1 Marketing Materials ED | 105912 | 22-Oct-26 12:15 | 26-24212-1.ha QA | Sequence: 1 CHKSUM Content: 98853 Layout: 70297 Graphics: 89137 CLEAN JOB: 26-24212-1 CYCLE#;BL#: 9; 0 TRIM: 8.00" x 10.00" AS: New York: 212-620-5600 COLORS: ~note color, Black, PANTONE 201 C, PANTONE 7546 C GRAPHICS: MFB_PMS_Logo.eps, MFB_Bancorp_PMS_Logonew.eps

This pamphlet answers questions about the conversion and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section. MFB Bancorp, Inc. is offering shares of its common stock for sale in connection with the conversion of Mutual Federal Bancorp, MHC from the mutual holding company to the stock holding company structure. GENERAL — THE CONVERSION Our board of directors has unanimously determined that the conversion is in the best interests of Mutual Federal Bank, our customers and the communities we serve. Q. What is the conversion? A. Under our Plan of Conversion and Reorganization (the “Plan”), Mutual Federal Bancorp, Inc. is converting from the partially public holding company to the fully public stock holding company structure. Mutual Federal Bancorp, MHC(the “MHC”) owns 77.4% of the common stock of Mutual Federal Bancorp, Inc., with the remaining 22.6% of the common stock being owned by public stockholders. Shares of common stock of MFB Bancorp, Inc. representing its 77.4% ownership interest held by the MHC are being offered for sale. At the completion of the conversion, current public stockholders of Mutual Federal Bancorp, Inc. will exchange their shares for newly issued shares of common stock of MFB Bancorp, Inc. to maintain their approximate percentage ownership in our organization immediately prior to the conversion. At that time, 100% of the common stock of MFB Bancorp, Inc. will be owned by public stockholders, the MHC’s shares of Mutual Federal Bancorp, Inc. will be cancelled, and the MHC and Mutual Federal Bancorp, Inc. will cease to exist. Q. What are the reasons for the conversion and offering? A. Our primary reasons for converting and raising additional capital through the offering are to: • support our planned growth and strengthen our regulatory capital position; • Improve the liquidity of our shares of common stock; • facilitate our ability to pay dividends to our public stockholders; • provide greater flexibility to access the capital markets compared to our existing structure; • facilitate future mergers and acquisitions. Q. Is Mutual Federal Bank considered “well-capitalized” for regulatory purposes? A. Yes. As of September 30, 2026, Mutual Federal Bank was considered “well-capitalized” for regulatory purposes. Q. Will customers notice any change in Mutual Federal Bank’s day-to-day activities as a result of the conversion and offering? A. No. It will be business as usual. The conversion is an internal change in our corporate structure. There are no planned changes to our board of directors, management, or staff as a result of the conversion. Q. Will the conversion affect customers’ deposit accounts or loans? A. No. The conversion will not affect the balance or terms of deposits or loans, and deposits will continue to be insured by the Federal Deposit Insurance Corporation up to the maximum legal limits, without interruption. Deposit accounts will not be converted to stock. THE PROXY VOTE Although we have received conditional regulatory approval, the Plan also requires the approval of Mutual Federal Bank’s depositors, and certain borrowers, who are the members of Mutual Federal Bancorp, MHC. Q. Why should I vote “FOR” the Plan? A. Your vote “FOR” the Plan is extremely important to us. The Plan cannot be implemented without the approval of the members of the MHC as noted above. Each Mutual Federal Bank depositor, and certain borrowers, as of the close of business on October 31, 2026, were mailed one or more proxy cards. These mailings also included a Proxy Statement describing the Plan . Q. What happens if I don’t vote? A. Your vote is very important, as not voting will have the same effect as voting “Against” the Plan. Without sufficient favorable votes, we cannot complete the conversion and stock offering. Please note that v oting does not obligate you to purchase shares of common stock in the stock offering. Q. How do I vote? A. You may cast your vote immediately by internet or telephone by following the instructions on the proxy card. Internet and telephone voting is available 24 hours a day, and your vote will be recorded immediately. You may also vote in person at Mutual Federal Bank’s office during normal office hours. Alternatively, you may mark your vote, sign, date and mail the proxy card(s) in the enclosed proxy reply envelope today. Regardless of which voting method you choose, please vote today. Not voting has the same effect as voting “Against” the Plan . Q. How many votes are available to me? A. Depositors of Mutual Federal Bank at the close of business on October 31, 2026 have one vote for each $100 or fraction thereof of deposits at that date, up to a maximum of 1,000 votes per member. Certain borrowers have one vote in addition to any votes they may have as a depositor, again subject to a limit of 1,000 votes per member . Proxy Cards are not imprinted with your number of votes . Votes will be automatically tallied by computer. Q. Why did I receive more than one proxy card? A. Depending on the ownership structure of your accounts, you may have received multiple mailings and multiple proxy cards. There are no duplicate cards; each proxy card represents the votes held in a particular ownership capacity. Please promptly vote all the p roxy c ards you received. Toppan Merrill - MFB Bancorp_ Inc. S-1 Marketing Materials ED | 105912 | 22-Oct-26 12:15 | 26-24212-1.ha QA | Sequence: 2 CHKSUM Content: 36191 Layout: 9755 Graphics: 0 CLEAN JOB: 26-24212-1 CYCLE#;BL#: 9; 0 TRIM: 8.00" x 10.00" AS: New York: 212-620-5600 COLORS: ~note color, Black, PANTONE 201 C, PANTONE 300 C GRAPHICS: none

Q. More than one name appears on my proxy card. Who must sign? A. The name(s) reflect the title of your account(s). Proxy cards for joint accounts require the signature of only one of the account holders. Proxy cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary. THE STOCK OFFERING AND ORDERING SHARES Q. How many shares are being offered and at what price? A. MFB Bancorp, Inc. is offering for sale between 765,000 and 1,035,000 shares of common stock (subject to increase to 1,190,250 shares) at $10.00 per share. No sales commission will be charged to purchasers. Q. Who is eligible to order stock during the stock offering? A. Pursuant to the Plan, non-transferable rights to subscribe for shares of MFB Bancorp, Inc. common stock in the Subscription Offering have been granted in the following descending order of priority: Priority #1 — Depositors of Mutual Federal Bank with aggregate balances of $50 or more at the close of business on March 31, 2025; Priority #2 — Our tax-qualified employee benefit plans; Priority #3 — Depositors of Mutual Federal Bank with aggregate balances of $50 or more at the close of business on September 30, 2026. Priority #4 — Depositors of Mutual Federal Bank, and certain borrowers, at the close of business on October 31, 2026. Shares not sold in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given to natural persons and trusts of natural persons residing in Cook County, Illinois, followed by public stockholders of Mutual Federal Bancorp, Inc. as of November 9, 2026. Shares not sold in the Subscription Offering and any Community Offering may be offered for sale to the general public through a Syndicated Community Offering. Q. I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my stock order form to take advantage of my priority as an eligible account holder? A. No. Subscription rights are non-transferable! Only those eligible to subscribe for common stock in the Subscription Offering, as listed above, may subscribe for shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to subscribe for shares in the offering based on an understanding that the shares will be subsequently transferred to them. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the Subscription Offering. Q. How may I order shares during the Subscription Offering and any Community Offering? A. Shares can be ordered by completing a stock order form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. If you are interested in ordering shares of MFB Bancorp, Inc. common stock, complete the enclosed stock order form and return it with full payment. You may return your stock order form and payment by (1) overnight delivery to the address indicated on the stock order form for this purpose; (2) in-person delivery to Mutual Federal Bank’s office, located at 2212 West Cermak Road, Chicago, Illinois; or (3) regular mail using the stock order reply envelope provided. Please consider in-person or overnight delivery where possible, as timeliness of US Postal Service delivery by mail is not guaranteed. Q. What is the deadline for ordering shares? A. Stock o rder f orms and full payment must be received (not postmarked) before 5:00 p.m., Central Time, on December 30, 2026, or they may be rejected. Acceptable methods for delivery of stock order forms are described above. Q. How may I pay for the shares? A. Payment for shares can be made in three ways: (1) By personal check, bank check or money order, made payable to MFB Bancorp, Inc. All checks and money orders will be deposited upon receipt. We cannot accept wires or third-party checks. (2) By authorized deposit account withdrawal of funds from your Mutual Federal Bank savings or certificate of deposit account(s). The stock order form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated forwithdrawal must be in the account(s) at the time the stock order form is received. IRA or other retirement accounts held at Mutual Federal Bank may not be listed forwithdrawal. See information on retirement accounts below. (3) By cash. In-person only. Please do not mail cash! Q. Will I earn interest on my funds? A. Yes. If you pay by cash, personal check, bank check or money order, you will earn interest at Mutual Federal Bank’s statement savings rate, which is subject to change at any time and is currently 0.25% per annum, from the date we receive your order until the completion of the conversion and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a withdrawal from your Mutual Federal Bank deposit account(s), your funds will continue earning interest within the account at the contract rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and stock offering. Q. H ow many shares can I order? A. The minimum order is 25 shares ($250). The maximum number of shares that may be ordered by a person or group of persons exercising subscription rights through a single deposit account held jointly is 25,000 shares ($250,000). Additionally, no person or entity, together with any associate or group of persons acting in concert, may order more than Toppan Merrill - MFB Bancorp_ Inc. 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30,000 shares ($300,000) in all categories of the offering combined. More detail on purchase limits, including the definition of “associate” and “acting in concert”, can be found in the Prospectus section entitled “The Conversion and Stock Offering — Limitations on Common Stock Purchases”. Q. May I use my Mutual Federal Bank individual retirement account (“IRA”) to order shares? A. It’s possible to use funds currently held in retirement accounts with Mutual Federal Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Mutual Federal Bank or elsewhere, please call our Stock Information Center for guidance as soon as possible but ideally no later than two weeks before the December 30, 2026 offering deadline. Your ability to use such funds may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held. Q. May I use a loan from Mutual Federal Bank to order shares? A. No. Mutual Federal Bank, by regulation, may not extend a loan to order common stock in the stock offering. Similarly, you may not use existing Mutual Federal Bank line of credit checks to order stock in the stock offering. Q. May I change my mind after I place an order ? A. No. After receipt, your executed stock order form cannot be modified or revoked without our consent or unless the stock offering is terminated or is extended beyond February 5, 2027 or the number of shares of common stock offered for sale is increased to more than 1,190,250 shares or decreased to less than 765,000 shares. Q. Are directors and executive officers of Mutual Federal Bank planning to purchase stock? A. Yes. All directors and executive officers currently own shares in Mutual Federal Bancorp, Inc. Directors and executive officers, together with their associates, are expected to subscribe in the aggregate for 14,000 shares ($140,000) of MFB Bancorp, Inc. common stock. At the completion of the conversion, and the exchange of Mutual Federal Bancorp, Inc. stock for MFB Bancorp, Inc. stock, the directors, executive officers, and their associates are expected to hold approximately 105,000 shares of MFB Bancorp, Inc. common stock, including shares of common stock with a right to acquire beneficial ownership within 60 days, representing approximately 10.4% of total shares outstanding. Q. Will the common stock be insured? A. No. Like any common stock, MFB Bancorp, Inc.’s common stock will not be insured by the Federal Deposit Insurance Corporation or any other government agency. Q. Will dividends be paid on the stock? A. Following completion of the conversion and stock offering, MFB Bancorp, Inc.’s board of directors will have the authority to declare dividends on the common stock. However, no decision has been made with respect to the payment of dividends. The payment and amount of any dividend payments will depend upon a number of factors, including the following: regulatory capital requirements; our financial condition and results of operations; tax considerations; statutory and regulatory limitations; and general economic conditions. Q. Where will the shares of MFB Bancorp, Inc. trade? A. Upon completion of the conversion and stock offering, the new shares of MFB Bancorp, Inc. common stock will replace the existing shares of Mutual Federal Bancorp, Inc. common stock. Subject to certain conditions, we anticipate that MFB Bancorp’s common stock will be quoted on the OTC Markets Group’s mid-tier OTCQB Market under the symbol “MFDB.” Once the shares have begun trading, you may contact a stock broker to buy or sell shares. Q. If I purchase shares during the stock offering, when will I receive my shares? A. As soon as practicable after completion of the stock offering, our transfer agent will send, by first-class mail, a statement reflecting your stock ownership. All shares of MFB Bancorp, Inc. common stock sold in the stock offering will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. THE SHARE EXCHANGE Q. What is the share exchange, and how will it work? A. At the completion of the conversion, each publicly held share of Mutual Federal Bancorp, Inc. common stock will be exchanged for new shares of MFB Bancorp, Inc. common stock. The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own approximately the same percentage of common stock in MFB Bancorp, Inc. after the conversion as they held in Mutual Federal Bancorp, Inc. immediately before the conversion. Shortly after the completion of the conversion and stock offering, our exchange agent will send a transmittal form to each stockholder of Mutual Federal Bancorp, Inc. who holds stock certificates. The transmittal form will explain the procedure to follow to exchange the shares. Do not deliver any certificate(s) before receiving the transmittal form. Shares of Mutual Federal Bancorp, Inc. common stock that are held in a brokerage account will be exchanged automatically at the completion of the conversion and stock offering — no action or documentation will be required from these stockholders. WHERE TO GET MORE INFORMATION Q. How can I get more information? A. Refer to the enclosed Prospectus or call our Stock Information Center, at (312) 521-1600, from 9:00 a.m. to 5:00 p.m., Central Time, Monday through Friday. The Stock Information Center will be closed on bank holidays. This pamphlet is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency. Toppan Merrill - MFB Bancorp_ Inc. S-1 Marketing Materials ED | 105912 | 22-Oct-26 12:15 | 26-24212-1.ha QA | Sequence: 4 CHKSUM Content: 35865 Layout: 19243 Graphics: 0 CLEAN JOB: 26-24212-1 CYCLE#;BL#: 9; 0 TRIM: 8.00" x 10.00" AS: New York: 212-620-5600 COLORS: ~note color, Black, PANTONE 201 C GRAPHICS: none

MFB-PF IMPORTANT NOTICE This Package Includes Proxy Card(s) Requiring Your Prompt Vote. If More than One Proxy Card is Enclosed, Please Vote Each Card. There are no Duplicate Cards! THANK YOU! Toppan Merrill - MFB Bancorp_ Inc. S-1 Marketing Materials ED | 105912 | 22-Oct-26 12:15 | 26-24212-1.hc Flyer | Sequence: 1 CHKSUM Content: 64058 Layout: 18532 Graphics: 10627 CLEAN JOB: 26-24212-1 CYCLE#;BL#: 9; 0 TRIM: 7.5" x 7.5" AS: New York: 212-620-5600 COLORS: ~note color, Black, PANTONE 201 C GRAPHICS: Your_Counts_k_logo.eps

MFB-PG1 Dear Valued Depositor, We are writing in follow-up to our recent mailing of materials regarding our Plan of Conversion and Reorganization (the “Plan”) and related common stock offering of MFB Bancorp, Inc. We cannot complete our conversion and stock offering without your approval. Not voting will have the same effect as voting against the Plan, so please vote today. • Easy internet and phone voting instructions are attached to your proxy card, or you may deliver your signed proxy card(s) in person to Mutual Federal Bank’s office during normal office hours. • Alternately, return your signed proxy card(s) in the postage-paid proxy reply envelope provided. • Our board of directors unanimously recommends that you vote “FOR” the Plan . You may receive more than one of these reminders, depending on the ownership structure of your accounts with us. If you have already voted your proxy card(s) from our initial outreach, thank you! You do not need to vote again and can disregard this mailing. If you are not sure you voted all of your proxy cards, we have enclosed a duplicate card. Please note that you may have received more than one proxy card and more than one mailing depending on the structure of your accounts. If you are unsure if you have voted all your eligible accounts, please vote all the cards provided. The tabulation system will not double count your votes. Please be assured that our implementation of the Plan will not affect your accounts, FDIC insurance, or how you access services from Mutual Federal Bank. Only our corporate structure will change. Your account numbers and account statements will remain the same, and you’ll still work with the same friendly staff you know at the same location. If you have any questions about voting or other matters related to the Plan or the stock offering, please call our information center at (312) 521-1600. We appreciate your support and encourage you to vote “FOR” approval of the plan of conversion and reorganization. Sincerely, Stephen M. Oksas President and CEO Toppan Merrill - MFB Bancorp_ Inc. S-1 Marketing Materials ED | 105912 | 22-Oct-26 12:15 | 26-24212-1.he PG | Sequence: 1 CHKSUM Content: 40509 Layout: 50125 Graphics: 82896 CLEAN JOB: 26-24212-1 CYCLE#;BL#: 9; 0 TRIM: 8.5" x 11.00" AS: New York: 212-620-5600 COLORS: ~note color, Black, PANTONE 201 C, PANTONE 7546 C GRAPHICS: MFB_PMS_Logo.eps, stephen_oksas_k_sig_id.eps

MFB-PG2 PLEASE VOTE THE ENCLOSED PROXY CARD! If you have not yet voted the Proxy Card(s) we recently mailed to you, please vote the enclosed replacement proxy card. YOU MAY CAST YOUR VOTE IMMEDIATELY BY FOLLOWING THE PHONE OR INTERNET VOTING INSTRUCTIONS ON THE PROXY CARD. You may also deliver your signed proxy card(s) to Mutual Federal Bank’s office during normal business hours , or vote by mail using the enclosed envelope. PLEASE JOIN MUTUAL FEDERAL BANK’S STAFF, MANAGEMENT AND BOARD OF DIRECTORS IN VOTING “FOR” THE PLAN OF CONVERSION AND REORGANIZATION. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN, SO PLEASE VOTE TODAY! Voting does not obligate you to purchase common stock during the stock offering. Deposit accounts will NOT be converted to common stock and will continue to be insured up to legal limits, without interruption. The conversion will change our form of corporate organization, but there are no planned changes to our staff or management or your deposit accounts or loans at Mutual Federal Bank. If you receive more than one of these reminder mailings, please vote each p roxy c ard received. QUESTIONS? C all our information center at (312) 521-1600 , from 9:00 a.m. to 5:00 p.m., Central Time, Monday through Friday, except bank holidays. Toppan Merrill - MFB Bancorp_ Inc. S-1 Marketing Materials ED | 105912 | 22-Oct-26 12:15 | 26-24212-1.he PG | Sequence: 2 CHKSUM Content: 25512 Layout: 21970 Graphics: 0 CLEAN JOB: 26-24212-1 CYCLE#;BL#: 9; 0 TRIM: 8.5" x 11.00" AS: New York: 212-620-5600 COLORS: ~note color, Black GRAPHICS: none